UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2021

KRYSTAL BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38210	82-1080209
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2100 Wharton Street, Suite 701

Pittsburgh, Pennsylvania 15203

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (412) 586-5830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KRYS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01	Regulation FD Disclosure.

On November 29, 2021, Krystal Biotech, Inc. (the “Company”) issued a press release announcing positive topline results of the Company’s Phase 3 randomized, double-blind, intra-patient placebo-controlled study designed to evaluate the efficacy and safety of VYJUVEKTM for the treatment of dystrophic epidermolysis bullosa. In addition, the press release indicated that the Company would host an investor conference call at 8:00 a.m. ET on November 29, 2021 to discuss topline results from the pivotal GEM-3 trial and the VYJUVEKTM program. For purposes of the call, the Company provided an investor slide presentation (the “Investor Slide Presentation”), which is available on the “Investors” section of the Company’s website at www.krystalbio.com. Copies of the press release and the Investor Slide Presentation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

This information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing.

8.01	Other Events.

The results described under Item 7.01 above summarize data from 31 enrolled patients in a randomized, double-blind, placebo-controlled study designed to evaluate the efficacy and safety of VYJUVEKTM for the treatment of dystrophic Epidermolysis Bullosa.

The primary endpoint of the trial evaluated complete wound healing and was met with statistical significance compared to placebo, as well as complete wound healing at the secondary endpoint.

The trial produced the following updates:

•

67% of wounds treated with VYJUVEKTM achieved the primary endpoint of investigator assessed complete wound healing at the six-month timepoints as compared to 22% of wounds treated with placebo (absolute difference (95% CI): 45.8% (23.6%-68.0%); p<0.005).

•

71% of wounds treated with VYJUVEKTM achieved the secondary endpoint of investigator assessed complete wound healing at the three-month timepoints as compared to 20% of wounds treated with placebo (absolute difference (95% CI): 51.0% (29.3%-72.6%); p<0.005).

•

In an ad-hoc analysis, the trial also demonstrated a statistical difference between the active and placebo groups for wounds that demonstrated complete wound healing at both the three and six-month timepoints (p<0.005).

•	VYJUVEKTM was well tolerated. No drug-related serious adverse events or discontinuations due to treatment were reported. One mild drug-related AE was reported during the trial.

•	The study also examined the treatment of secondary wounds with VYJUVEKTM, in which we saw impressive closure of wounds treated with VYJUVEKTM.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 29, 2021

99.2	Investor Slide Presentation, dated November 29, 2021

104	Cover page Interactive data file (embedded with in the inline XBRL document)

Forward-Looking Statements

Any statements in this current report about future expectations, plans and prospects for Krystal Biotech, Inc., including but not limited to statements about the development of Krystal’s product candidates, such as plans for the design, conduct and timelines of clinical trials of VYJUVEKTM; the clinical utility of VYJUVEKTM, and Krystal’s plans for filing of regulatory approvals and efforts to bring VYJUVEKTM to market; plans to pursue research and development of other product candidates;; and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or trials will be indicative of the results of ongoing or future trials, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals, the availability or commercial potential of product candidates including VYJUVEKTM, the sufficiency of cash resources and need for additional financing and such other important factors as are set forth under the caption “Risk Factors” in Krystal’s annual and quarterly reports on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this current report represent Krystal’s views as of the date of this current report. Krystal anticipates that subsequent events and developments will cause its views to change. However, while Krystal may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Krystal’s views as of any date subsequent to the date of this current report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2021	KRYSTAL BIOTECH, INC.

	By:	/s/ Krish S. Krishnan
	Name:	Krish S. Krishnan
	Title:	Chairman and Chief Executive Officer